Exhibit 10.4

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made this 17th day of March, 2008 and is effective as of the 31st day of December, 2007 by and among (1) VERTICAL COMMUNICATIONS, INC., a Delaware corporation (“VCI”), VERTICAL COMMUNICATIONS ACQUISITION CORP., a Delaware corporation (“VCAC”) VODAVI TECHNOLOGY, INC., a Delaware corporation (“Vodavi”) and VODAVI COMMUNICATIONS SYSTEMS, INC., an Arizona corporation (“Vodavi Comm”, and collectively with VCI, VCAC and Vodavi, the “Borrowers” and each a “Borrower”), (2) COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as “Investment Manager”, and (v) NEIPF, L.P., as “Lender”.

WHEREAS, Borrowers have obtained from Lender a loan facility for working capital purposes pursuant to the terms and conditions of (i) a Credit Agreement dated as of October 18, 2006, by and among the VCI, VCAC, Investment Manager and Lender and certain other signatories thereto, (ii) a Joinder Agreement by Vodavi in favor of Investment Manager and Lender dated December 4, 2006, (iii) a Joinder Agreement by Vodavi Comm in favor of Investment Manager and Lender dated May 29, 2007, and (iv) a First Amendment to Credit Agreement among Borrowers, Investment Manager and Lender (such Credit Agreement, and Joinder Agreements and First Amendment, collectively, the “Credit Agreement”; and

WHEREAS, Borrowers have requested that Investment Manager and Lender amend certain provisions of the Credit Agreement, and Investment Manager and Lender are willing to agree to such amendments upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements contained in the Credit Agreement, the other Loan Documents and in this Agreement and intending to be legally bound hereby, covenant and agree as follows:

1. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended hereby.

2. AMENDMENTS TO CREDIT AGREEMENT.

2.1 Sections 6.3(a), (b) and (c) of the Credit Agreement is hereby deleted in their entirety and replaced with the following:

“(a) Liquidity. As of the last day of the calendar months ending March 31, 2008, April 30, 2008, May 31, 2008 and June 30, 2008, Borrowers shall maintain cash, Cash Equivalents or available borrowing capacity without restriction (other than under this Agreement) of not less than the amount indicated below (including Borrowers and each of their Subsidiaries on a consolidated basis as of the date of calculation).

March 31, 2008	$5,000,000

April 30, 2008	$4,781,977

May 31, 2008	$4,233,665

June 30, 2008	$4,145,267

As of the last day of the calendar month ending July 31, 2008 and as of the last day of each calendar month thereafter, Borrowers shall maintain cash, Cash Equivalents or available borrowing capacity without restriction (other than under this Agreement) of not less than $4,000,000 (including Borrowers and each of their Subsidiaries on a consolidated basis as of the date of calculation). Notwithstanding the foregoing, once Borrowers’ EBITDA for any trailing twelve month period is $1 or greater as certified in writing to Investment Manager and Lender by Borrowers’ chief financial officer or chief accountant, this Liquidity covenant will be automatically terminated and of no further force or effect.

(b) Minimum EBITDA. For each of the trailing three month periods ending March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, Borrowers shall not permit EBITDA to be less than the amount indicated below.

March 31, 2008	-$	3,665,195

June 30, 2008	-$	3,230,843

September 30, 2008	-$	1,783,532

December 31, 2008		$101,453

Beginning with the trailing three month period ended March 31, 2009, and for each trailing three month period measured on a calendar quarterly basis thereafter, Borrowers shall not permit EBITDA to be less than $1 as measured in such relevant three month period (including Borrowers and each of their Subsidiaries on a consolidated basis as of the date of calculation). Notwithstanding the foregoing, once Borrowers’ EBITDA for any trailing twelve month period is $1 or greater as certified in writing to Investment Manager and Lender by Borrowers’ chief financial officer or chief accountant, this Minimum EBITDA covenant will be automatically terminated and of no further force or effect.

(c) Minimum Revenues. For each of the trailing three month periods ending March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, Borrowers shall not permit total consolidated Revenues to be less than the amount indicated below.

March 31, 2008	$13,236,750

June 30, 2008	$13,508,550

September 30, 2008	$13,847,850

December 31, 2008	$15,583,311

Beginning with the trailing twelve month period ended March 31, 2009, Borrowers shall not permit total consolidated Revenues for the twelve month period so ended to be less than $62,418,290 (including Borrowers and each of their Subsidiaries on a consolidated basis as of the date of calculation). For every trailing twelve month period measured on a calendar quarterly basis thereafter, Borrowers shall not permit total consolidated Revenues to be less than two percent (2%) greater than in the same trailing twelve month period from the immediately preceding twelve month period (including Borrowers and each of their Subsidiaries on a consolidated basis as of the date of calculation). Notwithstanding the foregoing, once Borrowers’ EBITDA for any trailing twelve month period is $1 or greater as certified in writing to Investment Manager and Lender by Borrowers’ chief financial officer or chief accountant, this Minimum Revenues covenant will be automatically terminated and of no further force or effect.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower represents, warrants and covenants to Investment Manager and Lender that:

(a) the execution, delivery and performance by such Borrower of this Agreement have been duly authorized by all necessary corporate action and this Agreement is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity;

(b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except as set forth on the replacement Disclosure Schedules attached hereto;

(c) after giving effect to this Agreement, no Event of Default currently exists or shall result from the consummation of the transactions contemplated hereby; and

(d) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby or referenced herein does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower’s Certificate of Incorporation or Bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower is a party or by which such Borrower or any of its property is bound.

4. CONDITIONS TO EFFECTIVENESS OF AGREEMENT. The effectiveness of this Agreement is subject to Borrowers’ satisfaction of the following conditions in a manner satisfactory to Investment Manager:

4.1 Silicon Valley Bank shall have entered into any amendment of its credit facility with Borrowers, waiving any existing defaults under such credit facility and amending financial covenants contained therein, on terms and conditions satisfactory to Investment Manager and Lender;

4.2 VCI shall have received $5,250,000 in gross proceeds pursuant to the terms of that certain Securities Purchase Agreement among VCI and certain investors a party thereto, providing for, among other things, the purchase and sale of up to $7,500,000 in convertible promissory notes;

4.3 Investors party to the Securities Purchase Agreement referenced in Section 4.2 above shall have entered into a subordination agreement with Investment Manager and Lender, pursuant to which such investors agree to subordinate payment of the convertible promissory notes received pursuant to such Securities Purchase Agreement to the prior payment of indebtedness under the Credit Agreement;

4.4 Investment Manager shall have received this Agreement, duly executed by all parties thereto; and

4.5 Borrowers shall have satisfied all fees and expenses as required pursuant to Section 6 of this Agreement and under Section 1.6 of the Credit Agreement.

5. REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

5.1 Borrowers agree, acknowledge and affirm that the Collateral securing the Obligations under the Credit Agreement and the other Loan Documents, and Investment Manager’s and Lender’s rights thereunder (as applicable) and hereunder shall continue to be secured in all respects as provided therein and herein.

5.2 Each Borrower agrees, acknowledges and affirms that its liabilities and obligations under the Credit Agreement and the other Loan Documents shall, except as expressly modified by this Agreement, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement.

5.3 Each Borrower hereby represents and warrants, as of the date hereof, that there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claim to have against Investment Manager or Lender under the Credit Agreement, which may arise out of or be connected with any act of commission or omission of Investment Manager or Lender, existing or occurring on or prior to the date of this Agreement.

5.4 Each Borrower hereby releases, waives and forever discharges and relieves Investment Manager and Lender and all their parents, subsidiaries and affiliates and the officers, directors, agents, attorneys and employees of each (hereinafter “‘Releasees”) from any and all claims, liabilities, demands, actions, suits, covenants, costs, offsets and defenses of any nature and kind whatsoever, whether at law or equity of otherwise, whether known or unknown (collectively “Claims”), which such Borrower ever had, now has, or which may arise out of or have been caused by any act of commission or omission of Investment Manager or Lender, existing or occurring on or prior to the date of this Agreement, against or related to Releasees.

5.5 Borrowers hereby agree, jointly and severally, to indemnify, defend, and hold harmless Releasees from and against any and all Claims which any of Releasees may incur as a direct or indirect consequence of or in relation to any and all acts or omission of any Borrower, other than any such claim that results from the gross negligence or willful misconduct of any Releasee. Should Releasees incur any such indemnifiable Claims, or defense of or response to any Claims or demand related thereto, the amount thereof, including costs, expenses and attorneys’ fees, shall be added to the amounts due under the Credit Agreement and the other Loan Documents, as amended hereby, and shall be secured by any and all liens created under the Credit Agreement and the other Loan Documents. This indemnity shall survive payment of the amounts due under the Credit Agreement and the other Loan Documents to Investment Manager and Lender and/or the termination, release or discharge of any Borrower. This indemnity shall not limit Investment Manager’s and Lender’s other rights of indemnification, subrogation or assignment, whether explicit, implied, legal or equitable.

5.6 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Investment Manager or Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.

6. COSTS AND EXPENSES. Borrowers agree to reimburse Investment Manager for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors in connection with this Agreement and the subject matter related thereto.

7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO SECOND AMENDMENT TO

CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWERS:

VERTICAL COMMUNICATIONS, INC.

By:	/s/ Ken Clinebell
Name:	Ken Clinebell
Title:	CFO

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:	/s/ Ken Clinebell
Name:	Ken Clinebell
Title:	CFO

VODAVI TECHNOLOGY, INC.

By:	/s/ Ken Clinebell
Name:	Ken Clinebell
Title:	CFO

VODAVI COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Ken Clinebell
Name:	Ken Clinebell
Title:	CFO

[SIGNATUE PAGE TO SECOND AMENDMENT TO

CREDIT AGREEMENT]

WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWERS:

VERTICAL COMMUNICATIONS, INC.

By:
Name:
Title:

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:
Name:
Title:

VODAVI TECHNOLOGY, INC.

By:
Name:
Title:

VODAVI COMMUNICATIONS SYTEMS, INC.

By:
Name:
Title:

INVESTMENT MANAGER:

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT

By:	/s/ Jason Crist
Name:	Jason Crist
Title:	Managing Director
Address:	5425 Wisconsin Avenue
Suite 700
Chevy Chase, Maryland 20815
ATTN: Jason Crist
Fax: (240) 482-0401

LENDER:

NEIPF, L.P.

By: COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as its authorized signatory

By:	/s/ Jason Crist
Name:	Jason Crist
Title:	Managing Director
Address:	5425 Wisconsin Avenue
Suite 700
Chevy Chase, Maryland 20815
ATTN: Jason Crist
Fax: (240) 482-0401